EXHIBIT 13


                  JOINT FILING AGREEMENT AND POWER OF ATTORNEY


         In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree (the "Agreement") to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the ordinary shares, nominal value
(euro)0.01 per share, and convertible preference shares, nominal value
(euro)0.01 per share, of Equant N.V., a corporation (naamloze vennootschap) organized under the laws of The Netherlands, and that this Agreement be included as an Exhibit to such filing.

         Each of the undersigned does hereby make, constitute and appoint Pierre Hilaire (and any other employee of France Telecom S.A. or one of its affiliates designated in writing by him), acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether it is acting individually or as representative of others, any and all filings required to be made by it under Section 13(d) the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations promulgated thereunder with respect to securities which may be deemed to be beneficially owned by it under the Act, giving and granting unto said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as it might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         The power of attorney shall remain in full force and effect until either revoked in writing by any of the undersigned or until such time as the person or persons to whom a power of attorney has been hereby granted cease(s) to be an employee of France Telecom S.A. or one of its affiliates.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.





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         IN WITNESS WHEREOF, each of the undersigned hereby executes this
Agreement as of October 29, 2004.





                                       FRANCE TELECOM S.A.

                                       By:     /S/ PIERRE HILAIRE
                                            -----------------------------------
                                       Name:   Pierre Hilaire
                                       Title:  Director of Financial Information



                                       ATLAS SERVICES BELGIUM S.A.

                                       By:     /S/ PATRICE COUTURIER
                                            -----------------------------------
                                       Name:   Patrice Couturier
                                       Title:  President


                                       COGECOM S.A.

                                       By:     /S/ PIERRE HILAIRE
                                            -----------------------------------
                                       Name:   Pierre Hilaire
                                       Title:  Chief Executive Officer